SEARCHLIGHT SOLUTIONS LTD.

A Nevada Corporation

CERTIFICATE PURSUANT TO

18 U.S.C. SECTION 1350

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Searchlight Solutions Ltd. (the "Company") on Form 10-KSB for the year ended December 31, 2003 as filed with the Securities and Exchange Commission (the "Report"), we, Gary Procknow, President and Chief Executive Officer, and Brett Allan Procknow, Chief Financial Officer, certify, pursuant to 18 U.S.C. ss.ss. 1350, as adopted pursuant to ss.ss. 906 of the Sarbanes-Oxley Act of 2002, that:

1.

The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated May 4, 2004

/s/Gary Procknow

Gary Procknow,

President and C.E.O.

/s/Brett A. Procknow

Brett Allan Procknow,

Chief Financial Officer